Retirement Plan for Board Members

                               of

                  Dime Community Bancorp, Inc.















                  Adopted on February 8, 1996
                   Effective on June 26, 1996

                       TABLE OF CONTENTS
                                                                      Page

                           ARTICLE I

                          Definitions
                                                                        x
Section 1.1   Annual Compensation ...................................   1
Section 1.2   Bank ..................................................   1
Section 1.3   Beneficiary ...........................................   1
Section 1.4   Board .................................................   1
Section 1.5   Board Member ..........................................   1
Section 1.6   Change of Control of the Bank .........................   1
Section 1.7   Code ..................................................   3
Section 1.8   Committee .............................................   3
Section 1.9   Company ...............................................   3
Section 1.10  Participant ...........................................   3
Section 1.11  Participating Company .................................   3
Section 1.12  Person ................................................   3
Section 1.13  Predecessor Board .....................................   3
Section 1.14  Plan ..................................................   3
Section 1.15  Reorganization Date ...................................   3
Section 1.16  Retired Participant ...................................   4
Section 1.17  Spouse ................................................   4
Section 1.18  Years of Service ......................................   4


                           ARTICLE II

                          ELIGIBILITY

Section 2.1   Participation .........................................   4
Section 2.2   Termination of Participation ..........................   4


                           ARTICLE III

                      RETIREMENT BENEFITS

Section 3.1   Normal Benefits .......................................   5
Section 3.2   Payments ..............................................   5
Section 3.3   Optional Forms of Retirement Allowance ................   5
Section 3.4   Payments of Small Amounts .............................   6
Section 3.5   Automatic Death Benefit for Spouse ....................   7
Section 3.6   Beneficiaries  ........................................   7
Section 3.7   Payment upon Change in Control ........................   8

                                (i)

                                                                      Page

                           ARTICLE IV

                         ADMINISTRATION

Section 4.1   Duties of the Committee ...............................   8
Section 4.2   Liabilities of the Committee ..........................   8
Section 4.3   Expenses ..............................................   9


                           ARTICLE V

                   AMENDMENT AND TERMINATION

Section 5.1   Amendment and Termination .............................   9


                           ARTICLE VI

                    MISCELLANEOUS PROVISIONS

Section 6.1  Plan Documents .........................................   9
Section 6.2  Construction of Language ...............................   9
Section 6.3  Non-Alienation of Benefits .............................  10
Section 6.4  Indemnification ........................................  10
Section 6.5  Severability ...........................................  10
Section 6.6  Waiver .................................................  10
Section 6.7  Notices ................................................  10
Section 6.8  Operation as an Unfunded Plan ..........................  11
Section 6.9  Required Regulatory Provisions .........................  11
Section 6.10 Governing Law ..........................................  11



                                (ii)

               RETIREMENT PLAN FOR BOARD MEMBERS

                               OF

                  DIME COMMUNITY BANCORP, INC.




                           ARTICLE I

                          DEFINITIONS


           The following definitions shall apply for the purposes of this Plan unless a different meaning is plainly indicated by the context:

           Section 1.1 Annual Compensation means, on any date for any Board Member, the amount of compensation paid to such Board Member for service as a Board Member during the twelve (12) month period ending on such date, including retainer payments, fees paid solely on the basis of attendance at meetings as a Board Member and any amounts thereof deferred at the request of the Board Member, but excluding compensation in the form of stock options, appreciation rights or restricted property, or other special forms of remuneration. In the case of a Board Member who is a non-employee director and who later becomes an employee-director, "Annual Compensation" means the amount of such compensation during the twelve (12) month period immediately preceding service as a employee-director.

           Section  1.2     Bank means The Dime Savings  Bank  of
Williamsburgh, a federal stock savings bank, and any successor thereto.

           Section 1.3 Beneficiary means the Person or Persons designated by the Participant or Retired Participant to receive a survivor benefit under one of the optional forms of retirement allowance provided under section 3.3. If more than one Person is designated, each shall have an equal share unless the Participant or Retired Participant directed otherwise.

           Section  1.4    Board means the Board of Directors  of
the Company.

          Section 1.5 Board Member means any individual who is a voting member of the Board or a voting member of the Board of Directors of the Bank or a voting member of the board of directors of a Participating Company.

           Section 1.6    Change of Control of the Bank means any
of the following events:

           (a) the occurrence of any event upon which any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Bank; (B) a corporation owned, directly or indirectly, by the stockholders of the Bank in substantially the same proportions as their ownership of stock of the Bank; or (C) any group constituting a person in which employees of the Bank are substantial members, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities issued by the Bank representing 25% or more of the combined voting power of all of the Bank's then outstanding securities; or

           (b) the occurrence of any event upon which the individuals who on the date the Plan is adopted are members of the Board, together with individuals whose election by the Board or nomination for election by the Bank's stockholders was approved by the affirmative vote of at least two-thirds of the members of the Board then in office who were either members of the Board on the date this Plan is adopted or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the members of the Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Bank (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (c) the shareholders of the Bank (or, if the Bank is not then a stock form institution, the Board of the
     Bank) approve either:

                     (i)   a merger or consolidation of  the
          Bank with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

                              (A)  either (1) the members of
               the Board of the Bank immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (2) the shareholders of the Bank own securities of the institution resulting from such merger or consolidation representing 80% or more of the combined voting power of all such securities then outstanding in substantially the same proportions as their ownership of voting securities of the Bank before such merger or consolidation; and

                               (B)  the entity which results
               from such merger or consolidation expressly agrees in writing to assume and perform the Bank's obligations under the Plan; or

                     (ii) a plan of complete liquidation  of
          the   Bank  or  an  agreement  for  the  sale   or
          disposition by the Bank of all or substantially all of its assets; and

           (d) with respect to any company which owns 100% of the outstanding common stock the Bank, any event that would be described in section 1.6(a), (b) or (c) if the name of such company were substituted for "the Bank" therein.

In no event, however, shall the transaction by which the Bank converts from a mutual savings bank to a stock savings bank, or any transaction by which a company wholly owned by the Bank becomes the parent company of the Bank be deemed a Change of Control of the Bank.

           Section 1.7    Code means the Internal Revenue Code of
1986 (including the corresponding provisions of any succeeding law).

           Section 1.8        Committee  means  the  Compensation
Committee of the Board and any successor thereto.

           Section 1.9     Company means Dime Community  Bancorp,
Inc. and any successor thereto.

           Section 1.10    Participant means a Board  Member  who
satisfies  the eligibility requirements set forth in section  2.1 and whose participation in the Plan has not terminated pursuant to section 2.2.

           Section 1.11 Participating Company means any savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution which, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, shall adopt this Plan for the benefit of members of its board of directors.

           Section 1.12 Person means an individual, a corpora tion, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, any unincorporated organiza tion and any other business organization or institution.

           Section 1.13 Predecessor Board means, with the prior approval of the Board and subject to such terms and conditions as may be imposed by the Board, the board of trustees or the board of directors of a Participating Company, prior to the date such a company became a Participating Company.

          Section 1.14   Plan means the Retirement Plan for Board
Members, as amended from time to time. The Plan may be referred to as the "Retirement Plan for Board Members of Dime Community
Bancorp, Inc."

           Section 1.15   Reorganization Date means the effective
date  of the transaction pursuant to which The Dime Savings  Bank
of   Williamsburgh  becomes  a  wholly-owned  subsidiary  of  the
Company.

           Section 1.16     Retired Participant  means  a  former
Participant who is receiving a retirement allowance under this Plan or who is entitled to receive a retirement allowance under this Plan at a future date.

           Section  1.17    Spouse  means an  individual  who  is
legally married to a Participant or Retired Participant.

           Section 1.18 Years of Service means the period beginning on the first day of the month in which an individual becomes a Board Member and ending on the last day of the month in which such individual ceases to be a Board Member, but excluding
(a) any period during which the individual was a salaried officer of the Company or any Participating Company, and (b) any period during which the individual was a salaried officer of any other institution whose board of directors or board of trustees is considered a Predecessor Board. The Years of Service of an individual with two or more non-consecutive periods of service as a Board Member shall be equal to the sum of such non-consecutive periods. For purposes of determining an individual's Years of
Service, service as a member of a Predecessor Board shall be deemed service as a Board Member. The maximum number of Years of Service of any Board Member for purposes of the Plan shall be 10.



                           ARTICLE II

                          ELIGIBILITY


          Section 2.1    Participation.

           A person who is a Board Member on the Reorganization Date shall become a Participant in the Plan on the Reorganization Date. A person who becomes a Board Member after the Reorganization Date shall become a Participant in the Plan immediately upon becoming a Board Member. Any person who was a Board Member prior to the Reorganization Date, but who ceased to be a Board Member prior to the Reorganization Date, shall not be eligible for benefits under this Plan unless he again becomes a Board Member after the Reorganization Date.


          Section 2.2    Termination of Participation.

           Participation in the Plan shall cease on the date a Participant ceases to be a Board Member for whatever reason.


                          ARTICLE III

                      RETIREMENT BENEFITS


          Section 3.1    Normal Benefits.

           (a) Any Participant who terminates service as a Board Member after attaining age 65 shall be entitled to a normal retirement allowance from the Bank, commencing as of the first day of the month following the month in which he ceases to be a Board Member, in an annual amount equal to his Annual Compensation as of the date on which he ceases to be a Board Member multiplied by a fraction, the numerator of which is his Years of Service and the denominator of which is 10.

           (b) A Participant who ceases to be a Board Member prior to attaining age 65 but after completing 10 Years of Service shall be entitled to a deferred retirement allowance beginning on the first day of the month following the date he attains age 65, in an annual amount equal to his Annual Compensation as of the date on which he ceases to be a Board Member. In lieu thereof, such person may elect to have a retirement allowance commence as of the first day of any month after the later of (i) the month in which he attains age 55 or
(ii) the month in which he ceases to be a Board Member, and the amount of the retirement allowance shall be equal to the amount payable at age 65 multiplied by a factor specified in Appendix A. Any such election shall be made at least 30 days prior to termination of service as a Board Member.


          Section 3.2    Payments.

           Retirement allowances under section 3.1 shall be paid in monthly installments, each installment being one-twelfth of the annual retirement allowance. The first payment shall be made in accordance with section 3.1 and installments shall continue until the Retired Participant's death.


          Section 3.3    Optional Forms of Retirement Allowance.

           (a) With the approval of the Committee and on such terms and conditions as the Committee may prescribe, a Par ticipant or Retired Participant entitled to a retirement al lowance under section 3.1 may elect, at any time prior to termination of service as a Board Member, to convert the allow ance otherwise payable on his account into any one of the follow ing optional forms of retirement allowance:

           (i) Option 1 (100% Survivor Option). A reduced retirement allowance payable during his life, with the provision that after his death an amount equal to his reduced retirement allowance shall continue during the life of, and shall be paid to, such person, if then living, as he shall have named as his Beneficiary in his written election of the option.

           (ii) Option 2 (50% Survivor Option). A reduced retirement allowance payable during his life, with the provision that after his death an amount equal to one-half of his reduced retirement allowance shall continue during the life of, and shall be paid to, such person, if then living, as he shall have named as his Benefic iary in his written election of the option.

           (iii)      Option  3  (5,  10  or  15  Year  Term
     Certain). A reduced retirement allowance payable during his life, with the provision that an amount equal to his reduced retirement allowance shall continue to be paid for a term certain elected by the Participant or Retired Participant of 5, 10 or 15 years from the commencement of such retirement allowance, and, in the event of his death before the end of such term, the same amount shall continue to be paid for the remainder of such term to the person (or persons) whom he shall have named as his Beneficiary (or Beneficiaries) in his written election of the option or any change thereof.

           (b) Where Option 1 or Option 2 has been elected, if payments begin during the Retired Participant's lifetime and if the Beneficiary is living at the date of the Retired Participant's death, then the payments to the Beneficiary shall commence as of the first day of the month after the month in which the Retired Participant died and shall continue during the lifetime of the Beneficiary, the last installment being payable on the first day of the month during which the Beneficiary dies. Where Option 3 has been elected, if payments begin during the Retired Participant's lifetime, and if the Participant or Retired Participant dies prior to the expiration of the term elected, then the payments to the Beneficiary shall commence as of the first day of the month after the month in which the Participant or Retired Participant died, and payments shall continue for the remainder of such term.

           (c) If Option 1 or Option 2 has been elected and the designated Beneficiary dies after the retirement allowance has commenced to be paid to the Retired Participant who designated him but before the death of such Retired Participant, the amount of the reduced retirement allowance to which such Retired Partici pant is then entitled shall remain unchanged and all payments shall cease upon the death of the Retired Participant.

           (d) The retirement allowance payable to a Participant or Retired Participant electing one of the optional forms of retirement allowance set forth in section 3.3(a) shall be determined by multiplying the retirement allowance otherwise payable under section 3.1 by the appropriate adjustment factor set forth in Appendix B.

           (e) Any election under this section 3.3 shall be made in writing in the form and manner prescribed by the Committee, shall be revocable until termination of service as a Board Member and shall thereafter be irrevocable.


          Section 3.4    Payments of Small Amounts.

          Notwithstanding any other provision of the Plan, if the present value of the retirement allowance payable to a Par ticipant or Retired Participant and his Beneficiary shall at any time after termination of service as a Board Member and prior to the commencement of payment thereof be less than $10,000, then the Committee may direct that it be paid in such lump sum in lieu of all other benefits under the Plan. For purposes of this section 3.4, present values shall be determined using the interest rate and mortality assumptions then in use under section 415 of the Code for purposes of valuing lump sum payments under tax-qualified defined benefit plans, assuming payment would begin at the later of age 65 or the date of termination of service.


          Section 3.5    Automatic Death Benefit for Spouse.

           If (a) a Participant or Retired Participant who is entitled to a retirement allowance under section 3.1 should die prior to the commencement of such retirement allowance and prior to electing an optional form of retirement allowance under section 3.3 or (b) a Participant who is not entitled to a retire ment allowance under section 3.1 should die while a Board Member, and if such Participant or Retired Participant is survived by a Spouse, there shall be paid to such surviving Spouse, until such Spouse dies, a monthly survivor's allowance in an amount equal to that amount which would have been provided to such Spouse had the Participant or Retired Participant retired immediately prior to his death (whether or not he would have been eligible for retirement) and had he effectively elected to take Option 2 under section 3.3 with his Spouse as his Beneficiary and with payments commencing on the first day of the month following his death.


          Section 3.6    Beneficiaries.

          (a) A Participant or Retired Participant may designate a Beneficiary or Beneficiaries to receive any survivor benefits payable upon his death under an optional form of benefit elected pursuant to section 3.3.

           (b) If the Participant or Retired Participant elects Option 1 or Option 2 under section 3.3, he may only designate one Beneficiary and such Beneficiary must be a natural person. Any designation shall be made in writing in the form and manner prescribed by the Committee, shall be revocable until the retirement allowance commences to be paid, and shall thereafter be irrevocable.

           (c) If the Participant or Retired Participant elects Option 3 under section 3.3, he may designate one or more Benefi ciaries who may be, but need not be, natural persons. Any such election shall be made in writing in the form and manner prescribed by the Committee, shall be revocable until the retirement allowance commences to be paid, and shall thereafter be irrevocable; provided, however, that the Participant or Retired Participant may change or revoke the Beneficiary or Beneficiaries designated at any time or from time to time, but such changes or revocations shall be effective only if received by the Committee prior to the Participant's or Retired Par ticipant's death.

           (d) A Beneficiary designated by a Participant or Retired Participant to receive a survivor benefit, other than a benefit payable for such Beneficiary's life, may designate a Beneficiary of his own to receive such survivor benefit in the event the Beneficiary designated by the Participant or Retired Participant dies prior to receiving complete payment of such survivor benefit. If a Participant or Retired Participant who has elected Option 3 dies without a Beneficiary, then the present value of any unpaid installments shall be paid to the estate of such Participant or Retired Participant in lieu of all other payments. If a Beneficiary of a deceased Retired Participant entitled to payments under Option 3 dies without a Beneficiary, then the present value of any unpaid installments shall be paid to the estate of such Beneficiary in lieu of all other payments. In determining such present values, the interest rate and life expectancy tables prescribed under section 415 of the Code for purposes of valuing lump sum payments under tax-qualified defined benefit plans shall be used.


          Section 3.7    Payment upon Change in Control.

          Upon a Change of Control of the Bank, each Board Member shall be entitled to an immediate lump sum payment of the present value of a single life annuity, commencing upon a Change of Control of the Bank and continuing for life in an annual amount equal to his Annual Compensation multiplied by a fraction (not greater than one) the numerator of which is his Years of Service and the denominator of which is 10. In determining such present values, the interest rate and life expectancy tables prescribed under section 415 of the Code for purposes of valuing lump sum payments under tax-qualified defined benefit plans shall be used.



                           ARTICLE IV

                         ADMINISTRATION


          Section 4.1    Duties of the Committee.

           The Committee shall have full responsibility for the management, operation, interpretation and administration of the Plan in accordance with its terms, and shall have such authority as is necessary or appropriate in carrying out its responsibili ties. Actions taken by the Committee pursuant to this section
4.1 shall be conclusive and binding upon the Bank, the Company, the Participating Companies, Participants, Retired Participants and other interested parties.


          Section 4.2    Liabilities of the Committee.

           Neither the Committee nor its individual members shall be deemed to be a fiduciary with respect to this Plan; nor shall any of the foregoing individuals or entities be liable to any Participant or Retired Participant in connection with the management, operation, interpretation or administration of the Plan, any such liability being solely that of the Company.


          Section 4.3    Expenses.

           Any expenses incurred in the management, operation, interpretation or administration of the Plan shall be paid by the Company. In no event shall the benefits otherwise payable under this Plan be reduced to offset the expenses incurred in managing, operating, interpreting or administering the Plan.




                           ARTICLE V

                   AMENDMENT AND TERMINATION


          Section 5.1    Amendment and Termination.

           The Board shall have the right to amend the Plan, from time to time and at any time, in whole or in part, and to termin ate the Plan; provided, however, that no such amendment or termination shall reduce the accrued benefits of, or impose more stringent vesting requirements on any benefits accrued by, any Participant, Retired Participant or Beneficiary through the date of the amendment or termination of the Plan.




                           ARTICLE VI

                    MISCELLANEOUS PROVISIONS


          Section 6.1    Plan Documents.

          The Secretary of the Board shall provide a copy of this Plan to each Board Member who becomes a Participant in the Plan.


          Section 6.2    Construction of Language.

           Wherever appropriate in the Plan, words used in the singular may be read in the plural, words in the plural may be read in the singular, and words importing the masculine gender shall be deemed equally to refer to the feminine or the neuter. Any reference to an article or section shall be to an article or section of the Plan, unless otherwise indicated.

          Section 6.3    Non-Alienation of Benefits.

          The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assign ment, nor shall such rights be liable for or subject to debts, contracts, liabilities or torts.


          Section 6.4    Indemnification.

           The Company shall indemnify, hold harmless and defend each Board Member, Participant, Retired Participant and the Beneficiaries of each, against their reasonable costs, including legal fees, incurred by them, or arising out of any action, suit or proceeding in which they may be involved, as a result of their efforts, in good faith, to defend or enforce the terms of the Plan.


          Section 6.5    Severability.

           A determination that any provision of the Plan is invalid or unenforceable shall not affect the validity or enfor ceability of any other provision hereof.


          Section 6.6    Waiver.

           Failure to insist upon strict compliance with  any  of
the terms, covenants or conditions of the Plan shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of the Plan must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.


          Section 6.7    Notices.

           Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or 5 days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt re quested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                    (a)  if to the Company:

                         Dime Community Bancorp, Inc.
                         209 Havemeyer Street
                         Brooklyn, New York  11211

                         Attention:  Corporate Secretary

                     (b) if to any party other than the Company,
                         to such party at the address last furnished by such party by written notice to the Company.


          Section 6.8    Operation as an Unfunded Plan.

          The Plan is intended to be (a) a contractual obligation of the Company to pay the benefits as and when due in accordance with its terms, (b) an unfunded and non-qualified plan such that the benefits payable shall not be taxable to the recipients until such benefits are paid and (c) a plan covering persons who are independent contractors of the Company. The Plan is not intended to be subject to or comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended, or of section 401(a) of the Code. The Company may establish a trust to which assets may be transferred by the Company in order to provide a portion or all of the benefits otherwise payable by the Company under the Plan; provided, however, that the assets of such trust shall be subject to the claims of the creditors of the Company in the event that it is determined that the Company is insolvent or that grounds exist for the appointment of a conservator or receiver. The Plan shall be administered and construed so as to effectuate these intentions.


          Section 6.9    Required Regulatory Provisions.

            Notwithstanding anything herein contained to the contrary, any benefits paid by the Company, whether pursuant to this Plan or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance
Act   ("FDI  Act"),  12  U.S.C.  Section 1828(k),  and  any
regulations promulgated thereunder.


          Section 6.10   Governing Law.

           The Plan shall be construed, administered and enforced according to the laws of the State of New York applicable to contracts between citizens and residents of the State of New York entered into and to be performed entirely within such jurisdiction, except to the extent that such laws are preempted by federal law.

                           Appendix A

                   Early Commencement Factors

        Number of Years     Factor
        Payments Commence
        Prior to Age 65

              0            1.0000
              1             .9205
              2             .8496
              3             .7860
              4             .7289
              5             .6774
              6             .6308
              7             .5885
              8             .5500
              9             .5149
             10             .4829

                           Appendix B

Factors for Determining Optional Benefit Forms under Section 3.3
      Age     Option 1   Option 2              Option 3
                                    5 Year     10 Year    15 Year
                                    Certain    Certain    Certain
      50       90.0%      94.7%       99.6%      98.4%      97.1%
      51       89.4       94.4        99.6       98.3       96.6
      52       88.8       94.1        99.6       98.2       96.2
      53       88.2       93.7        99.5       98.1       95.8
      54       87.6       93.4        99.5       98.0       95.4
      55       87.0       93.0        99.4       97.9       95.0
      56       86.4       92.7        99.3       97.5       94.2
      57       85.8       92.4        99.2       97.1       93.4
      58       85.2       92.0        99.1       96.7       92.6
      59       84.6       91.7        98.9       96.3       91.8
      60       84.0       91.3        98.8       95.9       91.0
      61       83.2       90.8        98.6       95.2       90.0
      62       82.4       90.4        98.4       94.5       89.0
      63       81.6       89.9        98.2       93.8       88.0
      64       80.8       89.4        98.0       93.1       87.0
      65       80.0       88.9        97.8       92.4       86.0
      66       79.3       88.5        97.4       91.4       84.4
      67       78.6       88.0        97.1       90.4       82.8
      68       77.9       87.6        96.7       89.4       81.2
      69       77.2       87.1        96.4       88.4       79.6
      70       76.5       86.7        96.0       87.4       78.0
      71       75.9       86.3        95.4       85.8       76.0
      72       75.3       85.9        94.8       84.2       74.0
      73       74.7       85.5        94.2       82.6       72.0
      74       74.1       85.1        93.6       81.0       70.0
      75       73.5       84.7        93.0       79.4       68.0

           For Options 1 and 2, the survivorship factors shown above assume that the Participant (or Retired Participant) and the Beneficiary are the same age. For each whole year that the Beneficiary is older than the Participant (or Retired Participant), add Factor B in the case of Option 2, to the percentage shown above (but never go above 99.0%). For each whole year that the Beneficiary is younger than the Participant (or Retired Participant), subtract Factor B in the case of Option 2, from the percentages shown above. Factor B for all members for Option 1 is .7% for the first 10 years, .5% for the next 10 years and .3% for over 20 years, and Factor B for Option 2 is .4% for the first 10 years, .3% for the next 10 years and .2% for over 20 years.